UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2005

Southern Community Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	00033227	562270620
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4605 Country Club Rd., Winston-Salem, North Carolina		27104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	336-768-8500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On July 27, 2005,Southern Community Financial Corporation (Nasdaq: SCMF; SCMFO) (the "Company"), the holding company for Southern Community Bank and Trust, reported operating results for the three and six-month periods ended June 30, 2005. For the second quarter ended June 30, 2005, the Company reported net income of $2.1 million, up 5.8% from $2.0 million in the year ago period. This represents basic earnings per share of $0.12, an increase of 5.1% over the second quarter of 2004, and earnings per diluted share, of $0.11, remaining constant from the second quarter of 2004. For the six month period ended June 30, 2005, net income totaled $3.7 million, an increase of 0.7% from $3.6 million for the same six month period in 2004.

Southern Community Financial Corporation Chairman and Chief Executive Officer, F. Scott Bauer commented "We are pleased to have improved operating performance during the second quarter despite the margin challenges presented by a flatter yield curve environment. Our loan growth continues to be very strong, credit quality is excellent, and we are encouraged by the continued growth in non-interest bearing deposits, which will have a beneficial impact in the coming quarters. Operating expenses improved compared with the first quarter of 2005, which was negatively impacted by some unusual expenses. We are well-positioned and excited about our future."

Item 8.01 Other Events.

On July 28, 2005, Southern Community Financial Corporation announced that its Board of Directors, at its regular meeting on July 20, 2005, declared a quarterly cash dividend of $0.03 per share on the Corporation’s common stock. The dividend is payable on September 1, 2005 to shareholders of record as of the close of business on August 15, 2005. This is the Corporation’s second consecutive quarterly dividend, following our former practice of annual cash dividends.

F. Scott Bauer, Chairman and CEO, commented: "We are very pleased to announce a quarterly cash dividend on our common stock. We are excited about our future and will continue to look at ways to reward our shareholders who have supported our growth."

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank with eighteen banking offices throughout the Piedmont Triad region of North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on The NASDAQ National Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Item 9.01 Financial Statements and Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern Community Financial Corporation

July 28, 2005	By:	/s/ David W. Hinshaw

Name: David W. Hinshaw
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release
99.2	Press Release